UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 2, 2014

Date of Report (Date of earliest event reported)

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Departure of Certain Officers; Appointment of Certain Officers

Effective January 2, 2014, Mr. Michael M. Hannan resigned for personal reasons as President of the Travel & Recreation Group of Viad Corp (the “Company”) and as President of the Company’s Brewster Travel Canada (“Brewster”) business unit. The Company and Mr. Hannan are currently preparing a Transition Services Agreement, pursuant to which Mr. Hannan would be available to the Company on a consulting basis. The terms of the Transition Services Agreement will be disclosed in an amendment to this Current Report on Form 8-K (this “Report”), if and when agreed upon and executed.

Mr. Paul B. Dykstra, Chairman, President and Chief Executive Officer of the Company, will serve as President of the Travel & Recreation Group. Mr. David C. McKenna, Vice President of Hotels and Attractions for Brewster, has assumed the position of Interim President of Brewster and reports to Mr. Dykstra. Ms. Cynthia J. Ognjanov continues to serve as the President of the Glacier Park, Inc. business unit, and has assumed the position of President of the Alaska Denali Travel business unit, also reporting to Mr. Dykstra.

A copy of the Company’s press release, dated January 6, 2014, relating to the Company’s new leadership structure for its Travel & Recreation Group is attached as Exhibit 99 to this Report and incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99 – Press Release dated January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp (Registrant)

January 6, 2014	By:	/s/ G. Michael Latta
G. Michael Latta
Chief Accounting Officer – Controller